As filed with the Securities and Exchange Commission on September 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________

PHIO PHARMACEUTICALS CORP.
(Exact name of Registrant as specified in its charter)

Delaware	45-3215903
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

411 Swedeland Road, Suite 23-1080

King of Prussia, PA 19406
(Address, including zip code, of principal executive offices)

______________

Phio Pharmaceuticals Corp. 2020 Long Term Incentive Plan
(Full title of the plans)

Robert J. Bitterman

President & CEO

Phio Pharmaceuticals Corp.

411 Swedeland Road, Suite 23-1080

King of Prussia, PA 19406

(508) 767-3861

(Name, address and telephone number, including area code, of agent for service)

______________

Copy to:

Steven J. Abrams

Hogan Lovells US LLP

1735 Market Street, Suite 2300

Philadelphia, Pennsylvania 19103

(267) 675-4600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed by Phio Pharmaceuticals Corp. (the “Registrant”) to register 1,005,555 additional shares of the Registrant’s common stock, par value $0.0001 (the “Common Stock”), issuable under the Phio Pharmaceuticals Corp. amended and restated 2020 Long Term Incentive Plan (the “2020 Plan”).

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of (i) the registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant on December 23, 2020 (File No. 333-251670) relating to the 2020 Plan and (ii) the registration statement on Form S-8 previously filed with the Commission by the Registrant on September 29, 2023 (File No. 333-274787) relating to the 2020 Plan, in each case, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference in this registration statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 31, 2025;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the Commission on May 15, 2025 and August 14, 2025, respectively;

(c)	The Registrant’s Current Reports on Form 8-K (other than the portions thereof that are furnished and not filed) filed with the Commission on January 13, 2025, January 14, 2025, January 15, 2025, January 17, 2025, February 20, 2025, April 9, 2025, April 22, 2025, May 7, 2025, June 12, 2025, June 26, 2025, July 7, 2025, July 25, 2025, July 30, 2025 and September 3, 2025; and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A12B filed with the Commission on February 7, 2014, as updated by the description of the Registrant’s Common Stock filed as Exhibit 4.16 to its Annual Report on Form 10-K for the year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8. Exhibits

The following exhibits are submitted herewith or incorporated by reference herein.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 19, 2018, File No. 001-36304).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 14, 2020, File No. 001-36304).

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 25, 2023, File No. 001-36304).

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 2, 2024, File No. 001-36304).

4.5	Certificate of Designation of Series D Preferred Stock, dated November 16, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 16, 2022, File No. 001-36304).

4.6	Amended and Restated Bylaws of Phio Pharmaceutical Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 2, 2022, File No. 001-36304).

4.7	Specimen Common Stock Certificate (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 19, 2018, File No. 001-36304).

4.8*	Phio Pharmaceuticals Corp. 2020 Long Term Incentive Plan, as amended and restated.

4.9	Form of Restricted Stock Unit Award under the Phio Pharmaceuticals Corp. 2020 Long Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 25, 2021, File No. 001-36304).

5.1*	Opinion of Hogan Lovells US LLP.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24*	Power of Attorney (included on signature page hereto).

107*	Filing Fee Table.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on the 11th day of September, 2025.

PHIO PHARMACEUTICALS CORP.

By:	/s/ Robert J. Bitterman
Name: Title:	Robert J. Bitterman President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert J. Bitterman his or her true and lawful attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 11, 2025.

Signature	Title

/s/ Robert J. Bitterman	President, Chief Executive Officer and Director
Robert J. Bitterman	(Principal Executive Officer)

/s/ Lisa Carson	Vice President, Finance and Administration
Lisa Carson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Patricia Bradford	Director
Patricia Bradford

/s/ David H. Deming	Director
David H. Deming

/s/ Robert L. Ferrara	Director
Robert L. Ferrara

/s/ Jonathan E. Freeman	Director
Jonathan E. Freeman, Ph.D.

/s/ Curtis A. Lockshin	Director
Curtis A. Lockshin, Ph.D.

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